Exhibit 99.1

My Size Announces $1.2 Million Private Placement

Airport City, Israel, October 27, 2017 --- My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ; TASE: MYSZ), developer of proprietary, smartphone measurement applications, announced today that the Company has entered into a definitive agreement to sell securities in a private placement of non-convertible notes and warrants that is expected to result in gross proceeds to the company of $1.2 million, before deducting placement agent fees and other offering expenses.  The notes have an aggregate principal amount of $1,333,333 and will be issued at a 10% issue discount, with no ordinary interest, and are due on the earlier of the four month anniversary from the date of their issuance or the completion of an equity offering. In addition, the investors will receive five-year warrants to purchase an aggregate of 888,888 shares of common stock, at an exercise price of $0.75 per share, representing approximately one-half of the principal amount of their investment. My Size plans to use the proceeds for general corporate purposes.

The closing of the private placement is subject to the satisfaction of customary closing conditions. The securities purchase agreement and the transactions contemplated thereby were unanimously approved by My Size’s Board of Directors. Additional details regarding the private placement will be included in a Form 8-K filed by My Size with the Securities and Exchange Commission.

Roth Capital Partners is acting as the sole placement agent for the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting edge technology with broad applications including the apparel, e-commerce DIY, shipping and parcel delivery industries.  This proprietary technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website. www.mysizeid.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a “controlled company,” as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact:

Eran Yoels

Rimon, Cohen & Co.

eran@rcspr.co.il

+972-52-4408020